Exhibit 4.7

CHEMBIO DIAGNOSTICS, INC.
2014 STOCK INCENTIVE PLAN
FORM OF STOCK OPTION AGREEMENT
Chembio Diagnostics, Inc. (the "Company"), pursuant to its 2014 Stock Incentive Plan (the "Plan"), hereby grants to the Optionee listed below ("Optionee"), an option to purchase the number of shares of the Company's Common Stock set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.
I.	NOTICE OF STOCK OPTION GRANT ( The "Grant Notice")
Optionee:	___________________________________
Date of Stock Option Agreement:	___________________________________
Date of Grant:	___________________________________
Vesting Commencement Date:	___________________________________
Exercise Price per Share:	___________________________________
Total Number of Shares Granted:	___________________________________
Term/Expiration Date:	___________________________________

Type of Option:	Incentive Stock Option or Non-Qualified Stock Option
Vesting Schedule:	This Option shall become exercisable according to the following schedule of dates and numbers of Option Shares with respect to each date:
_______________________________________
_______________________________________
II.	AGREEMENT
1.Grant of Option.  The Company hereby grants to Optionee an Option to purchase the Total Number of Shares Granted (the "Option Shares") set forth in the Grant Notice, exercisable in accordance with the Vesting Schedule in the Grant Notice at the exercise price per share set forth in the Grant Notice (the "Exercise Price").  Notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including this Option, exercisable for the first time by Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, if any) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422.  The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.  For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.
2.            Exercise of Option.  This Option is exercisable as follows:
(a)            Right to Exercise.
(i)            This Option shall be exercisable cumulatively according to the vesting schedule set out in the Grant Notice.  For purposes of this Stock Option Agreement, Option Shares subject to this Option shall vest and thereby become exercisable based on Optionee's continued status as an Eligible Person.
(ii)            This Option may not be exercised for a fraction of a Share.
(iii)            In the event of Optionee's death, disability or other termination of Optionee's status as an Eligible Person, the exercisability of the Option is governed by Sections 7, 8 and 9 below.
(iv)            In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Grant Notice.

(b)            Method of Exercise.  This Option shall be exercisable by delivering properly completed and executed Exercise Notice (in the form attached as Exhibit A).  The Exercise Notice must state the number of shares with respect to which the Option is to be exercised and such other representations and agreements with respect to such Option Shares as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The Exercise Notice must be accompanied by payment of the Exercise Price plus payment of any applicable withholding tax provided that an Option may not be exercised in part unless the aggregate purchase price for the Option Shares purchased is at least $1,000.  This Option shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the Exercise Price and payment of any applicable withholding tax.
No Option Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Option Shares may then be listed.  Assuming such compliance, for income tax purposes the Option Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Option Shares.

3.            Optionee's Representations.  If the Option Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Optionee shall, if requested by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.            Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof paid in U.S. Dollars:
(a)            (i)            Cash, check, bank draft, money order, or wire funds;
(i)            if the aggregate purchase price of the Option Shares purchased by any Optionee at one time exceeds $5,000, the Compensation Committee, solely in its discretion, may permit all or part of the Exercise Price for the Option Shares to be paid by delivery to the Company of cancelled shares of the Company's Common Stock owned by the Optionee with the volume-weighted average price ("VWAP") for the ten-trading day period that ends on the first trading day immediately preceding the date of payment equal to the portion of the Exercise Price for the Option Shares that the Optionee does not pay in cash.  The Compensation Committee also may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party broker-dealer in securities approved by the Compensation Committee to sell some or all of the Option Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; or
(b)            In addition to the Option exercise procedures set forth in Sections 4(a)(i) and (ii) above, an Optionee may elect a "cashless" Option exercise for part or all of the portion of the Option being exercised.  If an Optionee determines to undertake a cashless exercise, in addition to the Exercise Notice, the Optionee shall deliver to the Company written notice designating the "cashless" exercise and the number of Option Shares to which the cashless exercise applies.  The number of Option Shares to which the Optionee is entitled will be equal to the quotient obtained by taking: [(A minus B) multiplied by (C)] and dividing that amount by (A) where: A equals Fair Market Value (determined as provided below) per share as of the date of receipt of the written notice for each Option Share; B equals the Exercise Price per share for each Option Share; and C equals the number of Option Shares to which the cashless exercise applies.  For example, where A is $10, B is $1 and C is 25,000, the Optionee would receive 22,500 shares of Common Stock determined as follows:  [($10 minus $1) multiplied by (25,000)] divided by $10 equals 22,500 shares of Common Stock.
(c)            For purposes of a cashless exercise pursuant to Section 8(b) of the Plan, the price per share of the Option Shares shall be derived as follows:  (i) if the Company's shares are publicly traded, the price of the Option Shares shall be the VWAP for the ten-trading day period that ends on the first trading day immediately preceding the date of the delivery of the written notice, or (ii) if the Company is, at the time of the written notice set forth in Section 7 of the Plan, no publicly traded, the price of the Option Shares shall be determined by their fair market value determined by the Company reasonably and in good faith.

(d)            After payment in full for the Option Shares purchased under the Option has been made, the Company shall take all such action as it is necessary to deliver appropriate share certificates evidencing the Option Shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable.
(e)            with the consent of the Compensation Committee, any method of payment, or combination thereof that is permitted in the Plan.

5.            Restrictions on Exercise.  If either the issuance of Option Shares upon exercise of part or all of the Option or the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised.  The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

6.            Termination of Relationship.  If Optionee ceases to be an Eligible Person (other than by reason of Optionee's death or the total and permanent disability of Optionee as defined in Code Section 22(e)(3)), and if a portion of the Option (the "Vested Portion") was vested and exercisable at the date on which Optionee ceases to be an Eligible Person, then (1) Optionee may exercise the Vested Portion, but only within _____ days [MAXIMUM OF 90 DAYS] from such date (and in no event later than the expiration date of the term of this Option set forth in the Grant Notice), and (ii) if Optionee does not exercise pursuant to the foregoing clause (i) within the time period specified therein, this Option shall become, or continue to be, a non-qualified stock option until _____ [days/months/year] from such date, but not later than the expiration date of the term of this Option set forth in the Grant Notice.  To the extent that the Option is not vested and exercisable at the date on which Optionee ceases to be an Eligible Person, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

7.            Disability of Optionee.  If Optionee ceases to be an Eligible Person as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), Optionee may exercise the Option to the extent the Option was vested at the date on which Optionee ceases to be an Eligible Person, but only within _____ days from such date (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice).  To the extent that the Option is not vested and exercisable at the date on which Optionee ceases to be an Eligible Person, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

8.            Death of Optionee.  If Optionee ceases to be an Eligible Person as a result of the death of Optionee, the vested portion of the Option may be exercised at any time within _____  days following the date of death (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance.  To the extent that the Option is not vested and exercisable at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

9.            Non-Transferability of Option.  This Option may not be transferred in any manner by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

10.            Term of Option.  This Option may be exercised only within the term set out in the Grant Notice.

11.            Restrictions on Option Shares.  Optionee hereby agrees that Option Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Compensation Committee shall determine in its sole discretion.  Such terms and conditions may, in the Compensation Committee's sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Compensation Committee shall determine and which the Optionee hereby agrees to enter into at the request of the Company.
(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.
CHEMBIO DIAGNOSTICS, INC.
By:________________________________
Name:______________________________
Title:_______________________________
OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTION SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 2014 STOCK INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE, UNLESS THE COMPANY AND THE OPTIONEE HAVE AGREED OTHERWISE IN WRITING.
Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Optionee hereby accepts this Option subject to all of the terms and provisions hereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive, and final, all decisions or interpretations of the Compensation Committee upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.
Dated: __________________
                          Name: ____________________________________
Address: __________________________________
Address: __________________________________

EXHIBIT A
CHEMBIO DIAGNOSTICS, INC.
2014 STOCK INCENTIVE PLAN
EXERCISE NOTICE
Chembio Diagnostics, Inc.
Attention: Richard J. Larkin
12.            Exercise of Option.  Effective as of today, ___________, _____, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Option Shares") of Chembio Diagnostics, Inc. (the "Company") under and pursuant to the Company's 2014 Stock Incentive Plan (the "Plan") and the Stock Option Agreement dated _____________________ (the "Option Agreement").  Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Date of Grant:		______________________________
Number of Option Shares as to which Option is Exercised:
Exercise Price per Share:		$____________
Total Exercise Price:		$____________
Certificate to be Issued in Name of:
Payment Delivered Herewith:	☐	$____________

Type of Option:                                         ☐   Incentive Stock Option      ☐   Non-Qualified Stock Option

14.            Representations of Optionee.  Optionee acknowledges that Optionee has received, read, and understood the Plan and the Option Agreement.  Optionee agrees to abide by and be bound by their terms and conditions.

15.            Rights as Shareholder.  Until the stock certificate evidencing such Option Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option Shares subject to the Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.  Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Option Shares of the Company.  Upon such exercise, Optionee shall have no further rights as a holder of the Option Shares.

16.            Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase of the Option Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase of the Option Shares and that Optionee is not relying on the Company for any tax advice.

17.            Restrictive Legends and Stop-Transfer Orders.
(a)            Legends.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Option Shares together with any other legends that may be required by state or federal securities laws:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND ARE 'RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER'S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY."
(b)            Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)            Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Option Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Option Shares shall have been so transferred.

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18.            Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, representatives, administrators, successors and assigns.

19.            Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or committee thereof that is responsible for the administration of the Plan (the "Compensation Committee"), which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Compensation Committee shall be final and binding on the Company and on the Optionee.

20.            Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

21.            Notices.  All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed, delivered personally, sent by telecopier or facsimile, or emailed to the applicable party at the address of such party.  When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail.  When delivered personally, each such Notice shall be effective when delivered to the address for the respective party, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is delivered.  When sent by email, telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is sent.  Each Notice shall be addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

22.            Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

23.            Delivery of Payment.  Optionee herewith delivers to the Company the full Exercise Price for the Option Shares as set forth above in Section 1, as well as any applicable withholding tax.

24.            Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Accepted by:	Submitted by:

CHEMBIO DIAGNOSTICS, INC.	OPTIONEE

By:
Name:	Name:
Its:	Address:

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EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT
OPTIONEE                          :            ______________________
COMPANY                          :            Chembio Diagnostics, Inc.
SECURITY                          :            Common Stock
AMOUNT                          :            ______________________
DATE                          :            ______________________
In connection with the purchase of the above-listed shares of Common Stock (the "Securities") of Chembio Diagnostics, Inc. (the "Company"), the undersigned (the "Optionee") represents to the Company the following:

(a)            Optionee represents, warrants and agrees as follows:  (a) that all Option Shares are being acquired solely for investment for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that he or she will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he or she is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he or she will not violate Section 16(b) of the Exchange Act, (ii) he or she will furnish the Company with a copy of each Form 4 and Form 5 filed by him or her, and (iii) he or she will timely file all reports required under the federal securities laws.

(b)            Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(c)            Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein.  Optionee understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Securities.  Optionee understands that the certificate evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(d)            Optionee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

(e)            Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(f)            Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any Securities acquired through exercise of an incentive stock option, within two years after the grant of such incentive stock option or within one year after the acquisition of such Securities, setting forth the date and manner of disposition, the number of Securities disposed of and the price at which such Securities were disposed.

Signature of Optionee:

Optionee

Date: _______________________, ____

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